September 30, 2002

Board of Directors
Georgia-Carolina Bancshares, Inc.
110 East Hill Street
Thomson, Georgia 30824

RE:	Georgia-Carolina Bancshares, Inc.
Registration Statement on Form S-8
44,244 Shares of Common Stock
Directors’ Stock Purchase Plan

Ladies and Gentlemen:

     We have acted as counsel for Georgia-Carolina Bancshares, Inc. (the “Company”) in connection with the registration of 44,244 shares of its $.001 par value Common Stock (the “Shares”) reserved under the Company’s Directors’ Stock Purchase Plan, as amended (the “Plan”), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), covering the Shares.

     In connection therewith, we have examined the following:

(1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

(2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(3) Resolutions of the Board of Directors of the Company adopting the Plan, certified by a duly authorized corporate officer;

(4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia;

(5) A certificate of an authorized representative of the Company’s Transfer Agent stating the number of shares of the Company’s Common Stock outstanding as of the date hereof; and

(6) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the “Registration Statement”).

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 44,244 Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors
Georgia-Carolina Bancshares, Inc.
September 30, 2002

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

SMITH, GAMBRELL & RUSSELL, LLP

/s/ Robert C. Schwartz

Robert C. Schwartz